UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2019

SI-BONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38701	26-2216351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	471 El Camino Real Suite 101 Santa Clara, CA	95050
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (408) 207-0700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operation and Financial Condition

On January 7, 2019, SI-BONE, Inc. (the “Company”) issued a press release announcing its preliminary expectations of revenue for the fourth quarter of 2018 and the year ended December 31, 2018. A copy of the Company press release is furnished and attached as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (Exchange Act), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (Securities Act). The information in this Item 2.02 and Exhibit 99.1 shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release entitled “SI-BONE Reports Preliminary Unaudited Revenue for Fourth Quarter and Full Year 2018” dated January 7, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date: January 7, 2019	By:	/s/ Laura A. Francis
Laura A. Francis
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 99.1

SI-BONE Reports Preliminary Unaudited Revenue for Fourth Quarter and Full Year 2018
SANTA CLARA, Calif., Jan. 7, 2019 (GLOBE NEWSWIRE) - SI-BONE, Inc. (Nasdaq: SIBN), a medical device company that pioneered the minimally invasive surgical treatment of the sacroiliac joint with the iFuse Implant System, today announced preliminary unaudited revenue for the fourth quarter and full year 2018.

Preliminary and unaudited revenue for fourth quarter 2018 is expected to be in the range of $15.4-$15.6 million, reflecting growth of 12-13% compared to the prior year period. U.S. revenue is expected to be in the range of $14.3-$14.5 million, reflecting growth of 15-16% compared to the prior year period, in line with 2018 growth trends. International revenue is expected to be $1.1 million.

Preliminary and unaudited revenue for full year 2018 is expected to be in the range of $55.2-$55.4 million, reflecting growth of 15% over full year 2017.

“Our fourth quarter and full year 2018 U.S. results demonstrate strong financial performance that is the result of improving reimbursement coverage, sales execution and leadership products. We are also increasing investment in our European markets to accelerate growth in international sales,” said Jeff Dunn, President, Chief Executive Officer, and Chairman of SI-BONE. “We are well positioned to deliver accelerating revenue growth and solid operational results while progressing forward with commercial payors, training more surgeons, clinical evidence leadership, adjunct product initiatives and positively impacting patient lives.”

The fourth quarter and full year 2018 revenue included in this release are preliminary and prior to the completion of our financial closing procedures and audit procedures by SI-BONE's external auditors and therefore may be subject to adjustment. SI-BONE expects to provide fourth quarter and full year 2018 financial results and 2019 guidance during its fourth quarter 2018 earnings call in March 2019.

About SI-BONE, Inc.
SI-BONE is a medical device company that pioneered the iFuse Implant System, a minimally invasive surgical system for fusion of the sacroiliac joint to treat sacroiliac joint dysfunction. The SI joint is believed to be the last major joint to have a clinically proven surgical treatment. The iFuse Implant, commercially available since 2009, is believed to be the only SI joint fusion device supported by multiple prospective clinical studies showing improved pain, patient function and quality of life resulting from treatment. There are over 60 peer-reviewed publications supporting the safety, effectiveness, and biomechanical and economic benefits unique to the iFuse Implant. This body of evidence has enabled multiple government and private payors to establish coverage of the SI joint fusion procedure exclusively when performed with the iFuse Implant System.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

Forward-Looking Statements
The preliminary unaudited financial results contained and statements regarding SI-BONE's continued growth and financial outlook in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties and are subject to quarter-end closing adjustments. These risks include SI-BONE's view of preliminary 2018 revenue and its ability to expand its sales and marketing capabilities and increase demand for iFuse, expand geographically, and obtain favorable coverage and reimbursement determinations from third-party payors. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of the risks and uncertainties, which are described in the company's filings on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 29, 2018, and available at the SEC's Internet site (www.sec.gov). SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Investor Contact:
Lynn Lewis or Carrie Mendivil
investors@SI-BONE.com

Media Contact:
Joe Powers
jpowers@si-bone.com